Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-156112) of Golden State Water Company of our report dated March 13, 2009 relating to the financial statements of Golden State Water Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 13, 2009